MARCH 11, 2014 BROKER CALL TRANSCRIPT

FAM/FEO EMERGING MARKET DEBT

FUND REVIEW
The emerging market debt (EMD) component of each Fund outperformed the J.P. Morgan Emerging Markets Bond Index - Global Diversified over the quarter ended December 31, 2013. Selection and allocation effects both positively impacted performance, while currency effects were negative for the Fund. Overweight exposure to Mexico was the largest contributor to performance in hard currency debt, while overweight exposure to Honduras and Ukraine also positively impacted performance. Underweight exposure to Argentina, Lebanon and Hungary negatively impacted performance. In local currency space, an off-benchmark position in Serbia treasury bills, as well as currency exposure to the Indian rupee contributed the most to performance, as did an underweight position in Turkey. An overweight position in Brazil and an underweight to Poland were the largest detractors from performance.

During the quarter, we increased our position in Ukraine, believing that much of the bad news surrounding the credit was priced in; on the other side we reduced our position in Venezuela. We also participated in the new 10 year Gabon Eurobond and initiated a switch from Serbia to Croatia on valuation reasons. We also looked to increase the duration of the Fund by purchasing the long-end bonds of Pertamina, Indonesia's state-owned oil company. In the currency space, we reduced our exposure to the Peruvian sol. In the corporate space, we participated in new issues from Guatemalan cement producer Cementos Progreso and Tullow Oil, which has significant exposure in Ghana.

JAN-FEB MARKET REVIEW

EMD has had a good start to the year with the J.P. Morgan Emerging Markets Bond Index - Global Diversified up 2% until the end of February. However, within this index there has been a large dispersion of performance amongst the countries. Countries where performance has been weak have been in Ukraine and Venezuela. The situation in Ukraine remains precarious and the fund remains underweight sovereign bonds compared to the index. News flow is coming out on a daily basis from the country, but there has been some positive news recently with the formation of an interim government which the International Monetary Fund (IMF) is happy to work with. The IMF is expected to arrive in Kiev in the beginning of March to negotiate bailout terms. It is still unclear if the IMF will require a private sector bail from investors, as it appears that the Ukraine government has left that decision to the IMF. The current debt in stock is fairly low so forcing investors to take a haircut on their Ukraine bonds isn't our base case should the IMF require a private sector bail in. The more likely outcome would be an extension of maturities. However, I should add that we don't believe the IMF will require a private sector bail in and multi-lateral and bi-lateral loans will be sufficient to ease Ukraine's liquidity problem. The situation in the Crimean region remains very unclear and Russia's reaction to events in Kiev is still unknown.

Recent policy actions from Venezuela has been more positive after the government announced measures that companies, individuals and Petroleum of Venezuela can now obtain dollars in a regulated market. This should help reduce shortages of everything from food to medicine that have fuelled the demonstrations and help slow the world's fastest inflation. The decision will create a new exchange rate, getting the official exchange rate more in line with the current black market exchange rate.

The rest of the majority of EMD has shown positive returns YTD given the strong performance of US Treasuries and investors taking greater comfort with the U.S. Federal Reserve's (the Fed) tapering of US asset purchases.

FAM DEVELOPED MARKET DEBT

FUND REVIEW
The Fund's developed market portfolio slightly underperformed the Citigroup World Government Bond Index over the quarter ended December 31, 2013. The portfolio continued to have its investments concentrated in Australia, New Zealand, Canada and the UK relative to underweight positions in Europe, the US and Japan.

Performance was dominated by currency effects. Japanese yen being the worst performing currency in the index during the quarter, the large underweight position was the single biggest contributor to performance. This positive contribution was reduced by the portfolio's overweight in Australian dollar denominated assets, the currency being the second worst performer of the quarter in the benchmark. With the common European currency markedly stronger on the quarter, the portfolio also suffered from its underweight position in EUR denominated assets. Smaller detractions came from being overweight in New Zealand and Canadian dollar as both currencies softened in the period. There were no big changes in the composition of the portfolio. We reduced short-dated UK Treasury holdings to cover cash-flows.

JAN-FEB MARKET REVIEW

After the Fed's decision to begin tapering their asset purchases at their December meeting, yields in the US began the year at 2-year highs; just north of 3% on the benchmark 10 year bond. However since that time, a combination of softer data in the US, partly explained by extreme weather conditions and risk asset price volatility stemming from concerns over certain emerging markets, have led yields down around 30bp. The suggestion from new Fed Chair Janet Yellen seems to be that the bar for them to change course on their planned wind down of large scale asset purchases is fairly high and thus for now, they continue to taper by USD 10bn at each meeting, split evenly between treasury and mortgage security purchases. The dollar mainly traded sideways as it fluctuated between acting as a risk on and risk off currency.

On the contrary, and somewhat ironically, Europe has remained somewhat more stable during this period in terms of financial markets. Credit rating agencies have assisted in this regard with the period seeing upgrades by Moody's for Ireland and Spain as well as the move to a stable outlook for Italy. Italy has not been without its problems however as a leadership challenge emerged in February resulting in Enrico Letta's replacement as Prime Minister with democratic party leader, and mayor of Florence, Matteo Renzi. Markets, by now used to political volatility in Italy, took this in their stride. Peripheral spreads ultimately performed very well during January and February with the Spanish 10 year spread over German Bunds narrowing by around 45 bps. Gross domestic product data from the region continued to show progress, with all major economies now showing positive growth meaning the region as a whole is tracking at around a 1% rate per annum. This good news as well as the continued asset allocation shift back into European bonds and equities helped keep the Euro at its relatively elevated levels at around 1.37 versus the dollar.

From an economic perspective the UK remained one of the most encouraging stories. Data continued to show significant progress with jobs data once again painting an encouraging picture. This did give the Monetary Policy Committee
(MPC) a mild headache given the speed with which the unemployment figure headed towards the 7% figure which had previously been used by the MPC as their target for so called "forward guidance". This resulted in them having to abandon the hard target at their February meeting, instead proposing the use of a multitude of measures to monitor for signs of labour market tightness and the inflationary pressures that tend to go with it. The market is now pricing hikes as early as December 2014 and as yet this is not something the committee has significantly lent against. As a result of this GBP tended to be very well supported rising by around 1% versus the dollar.

Japanese assets continued to be well supported by the abundant supply of liquidity via Governor Kuroda's policy of QE, making up the first of Prime Minister Abe's 3 arrows. Unfortunately progress on the other arrows continues to be slow with arguably the most important of the arrows - structural reform - still some way off. The lack of progress on the more long-term aspects of the strategy aimed at ending deflation, some dampening of expectations surrounding further monetary stimulus as well as disappointing growth data allowed the Yen to perform in this post-new year period posting an appreciation of around 3% versus the dollar.

In Australia. the Reserve Bank of Australia removed their mild easing bias at their February meeting citing the growing influence of previous policy easing as well as concern over the higher than expected December inflation print. Data received since that meeting including a worse than expected employment reported has kept Australian bonds well supported and the Aussie dollar bounced off its pre Feb meeting recent lows to end the period roughly flat versus the US dollar. Data in New Zealand continues to paint a positive picture there with the market now fully discounting hikes at 3 of the next 4 meetings of the Reserve Bank of New Zealand.

FEO EQUITY

FUND REVIEW
The equity portion of the Fund underperformed the MSCI Emerging Markets Index over the fourth quarter ended December 31, 2013. The underperformance was largely due to our overweight to Turkey which fell sharply on political concerns and poor performance from our South African retail stocks. Massmart and Truworths continued to suffer from a lacklustre domestic economic environment; Truworths was pulled lower by a disappointing trading update.

The overweight to Brazil and the Philippines also hurt the Fund's performance, with our holdings declining along with the respective stockmarkets. The lack of transparency over the new pricing formula weighed on oil and gas company Petrobras while tobacco company Souza Cruz's quarterly earnings were hurt by lower export volumes. Philippine property developer Ayala Land and lender Bank of the Philippine Islands fell along with other domestic shares owing to concerns over the economic fallout from typhoon Haiyan. Meanwhile, some of our Indian consumer holdings failed to participate in the local market rebound. Indian stocks recovered from the previous quarter's sell-off, helped by generally better-than-expected corporate earnings and the prospect of opposition BJP candidate Narendra Modi forming a government in the upcoming elections.

However, good performance from our holdings in Korea, Hungary and Russia mitigated the losses. South Korea's Samsung Electronics posted solid quarterly earnings. Hungarian pharmaceutical company Gedeon Richter was buoyed by results which showed signs of a rebound while Russian food retailer Magnit maintained its earnings momentum over the quarter. Our Mexican holdings also fared well; Fomento Economico Mexicano, S.A.B. de C.V. and Banco Mercantil del Norte announced they would pay out more cash owing to a tax ruling. The overweight to Mexico further aided the Fund's performance as progress on the energy reform lifted the stockmarket.

JANUARY/ FEBRUARY MARKET UPDATE:
Emerging stockmarkets and currencies had a rocky start to 2014. Familiar fears that China may suffer a sharp slowdown resurfaced following soft local data and the near-default of a local trust fund. Risk aversion was also fuelled by a sharp devaluation of the Argentine peso, the Fed's tapering and political uncertainty in Thailand and Turkey.

The MSCI Emerging Markets Index fell 6.47% in US dollar terms in January while rebounding slightly with a gain of 3.33% in February amid the volatile backdrop. Countries with current account deficits, or those perceived to have weaker external financials, were among the worst-performing markets, led by Latin America, Turkey and South Africa. Losses were compounded by the depreciation of their currencies and continued outflow of liquidity. In contrast China, Korea and Taiwan held up slightly better given their surpluses; indeed they may be early beneficiaries of a US recovery that could underpin export demand. Monetary tightening also undermined interest rate-sensitive stocks, such as those in financials and consumer discretionary.

But the sharp sell-off in emerging markets may be overdone, particularly after having underperformed their developed market peers over the past few years. To put things in perspective, the Fed's decision to push ahead with more tapering was widely expected, and it is doing so at a modest pace. In addition, it has pledged to maintain a policy rate near zero until the recovery in the labour market proves sustainable - and this could be some time yet.

Concerns over China's easing growth also seem overblown as there are no clear signs of a sudden downturn. The recent tightening in credit conditions sends the signal that policymakers are willing to tolerate lower growth to address the misallocation of capital and foster a more sustainable consumption-led growth. And while the mainland's financial sector may be facing increasing difficulties, we do not expect it to experience serious liquidity problems or contagion effects. We believe the financial system is sufficiently capitalised to bail out any internal bank failures, while a closed capital account gives the authorities a firm handle on the situation. Ultimately the reforms, if implemented, should provide better investment opportunities in China.

Elsewhere, countries such as Turkey and Argentina were already struggling, even before things came to a boil last month. Despite suggestions of contagion risks stemming from Argentina's woes, the peso's devaluation has had little impact on key developing countries. A growing appetite for US dollars in the face of creeping inflation, a large current account deficit and a paucity of foreign currency reserves appears to be the catalyst for the peso's wobbles.

That said, the immediate outlook for emerging markets is likely to remain clouded as their economies undergo cyclical adjustments. Their cheaper currencies, however, should help boost exports. And while higher interest rates will slow domestic growth and imports in the short term, this should eventually lead to an improvement in current account positions, underpin currencies and allow interest rates to fall. In addition, the events of recent months have reminded policymakers that they need to compete for global capital which may drive further constructive reform. This is encouraging, given that countries with sounder fundamentals will be more resilient than the structurally deficient ones. The recent bout of market turbulence has also elicited more decisiveness. India and South Africa have hiked interest rates; Turkey did the same despite earlier resistance. Brazil which is already tightening is likely to continue.

Over the longer term, emerging markets' appeal remains undimmed. We believe many developing economies have better fiscal discipline and sounder banking systems than their developed peers. Their public and private debt ratios, while rising, are still low. Imbalances that exist are not as pronounced; economic growth is healthier, demographics generally positive and companies are in good shape financially and we believe are well positioned to capitalise on rising consumer wealth and opportunities in overseas markets. Furthermore, both emerging market policymakers and corporate management are well experienced in handling these periodic crises of confidence and we are hopeful that they will rise to this latest challenge. The current volatility presents opportunities to invest in good quality companies - a lot is already in the price. We believe this focus on fundamentals will serve investors well in the long run.

FAM DISTRIBUTION
Since inception of the Fund in November 2004, the Fund has maintained a distribution rate of $0.13. However, given the broad reduction in market interest rates since the Fund was launched and expectations of yields in the foreseeable future, we believe a reduction of the distribution from $0.13 to $0.11 per share was a prudent step and will be more consistent with the earnings potential of the Fund at this time. The Fund had paid out capital in the past and we didn't feel it appropriate to continue doing this given the negative impact this would have on the Fund's Net Asset Value. Emerging market currencies are also weaker against the USD so when the coupons are converted into the base currency of USD, the value of these is lower, negatively impacting the income generated from our non-USD holdings. We have now witnessed a correction in emerging markets debt and we believe setting the payout to $0.11 per share is appropriate at this time.